EXHIBIT 99.3

POWER OF ATTORNEY

We, Deutsche Bank Aktiengesellschaft, a company incorporated in Germany, duly registered with the Commercial Register in Frankfurt am Main, registration no. HRB 30000, and whose principal place of business is at Taunusanlage 12, 60325 Frankfurt am Main, Germany (the Company), HEREBY APPOINT

Name of Attorneys

Jeffrey Ruiz

Director

Cesar Coy

Vice President

Daniela Pondeva

Assistant Vice President

all of

Deutsche Bank Securities, Inc.

60 Wall Street

10005-2836 New York

to be the true and lawful representatives and attorneys-in fact of the Company (each an “Attorney”). Any two of the Attorneys, acting jointly, shall have the power to report and publish in the Company’s name and on behalf of the Company regulatory filings under Section 13D/G and 13F as well as Section 16 Form 3 and Form 4 of the Securities Exchange Act of 1934 in the U.S..

In individual cases, each of the Attorneys, acting alone, may appoint and subsequently remove, any sub-attorney to act on his behalf.

This Power of Attorney shall be valid until 15th of October 2013.

IN WITNESS HEREOF, this Power of Attorney has been executed on the 16th of October 2012.

For and on behalf of

Deutsche Bank Aktiengesellschaft

/s/ Holger Reckmann	/s/ Ullrich Paetzel
Holger Reckmann	Ullrich Paetzel
(Managing Director)	(Director)